Milinx Business Group and Subsidiaries
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                                                Milinx Business
                                                  Group, Inc.
                                                   A Delaware
                                                  Corporation
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
Milinx Wireless    Milinx Business      Milinx Business     ASP Technology    Credit Assure      Milinx ASP
(Delaware) Inc.    Services (BC) Inc    System (NV) Inc     One (NV) Inc      Financial (BC)   (Delaware) Inc
                                                                                 Corp

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 Milinx Business Group (Delaware) Inc. wholly owns and operates the following subsidiaries:


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Company                                            State/Province of Incorporation      Date of Incorporation
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
580880 BC Ltd.                                     British Columbia                     March 2, 1999
(formerly Milinx Business Services, Inc.)
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Milinx Business Systems, Inc.                      Nevada, USA                          August 8, 2000
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ASP Technology One, Inc.                           Nevada, USA                          August 4, 2000
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Credit Assure Financial (Canada) Inc.              British Columbia                     September 2, 1999
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Milinx Wireless, Inc.                              Delaware                             December 6, 2000
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Milinx ASP, Inc.                                   Delaware                             December 14, 2000
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